EXHIBIT 23.2




INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement on Form S-3 of Applebee's International, Inc. of our report dated May 15, 1995, appearing in Form 8-K of Applebee's International, Inc. dated May 15, 1995, and to the reference to us under the heading "Experts" in such Registration Statement.








DELOITTE & TOUCHE LLP
Kansas City, Missouri
May 15, 1995